                                                                      EXHIBIT 12

             COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES AND
                  RATIO OF EARNINGS TO COMBINED FIXED CHARGES
                         AND PREFERRED STOCK DIVIDENDS
                                  (Unaudited)
                                ($ in millions)

                                                     Year Ended
                                                  December 31, 1994
                                     -------------------------------------------
                                     Historical   Pro Forma A(1)  Pro Forma B(2)
                                     ----------   --------------  --------------
Income before income tax expense
 and dividends on preferred
 securities........................    $  802(3)      $  952          $  961
Fixed charges deducted from income
  Interest expense.................       526            569             579
  Implicit interest in rents.......        16             16              16
                                       ------         ------          ------
    Total fixed charges deducted
     from income...................       542            585             595
                                       ------         ------          ------
    Earnings available for fixed
     charges.......................    $1,344         $1,537          $1,556
                                       ======         ======          ======
Fixed charges per above............    $  542         $  585          $  595
Capitalized interest relating to
 real estate operations............        18             18              18
                                       ------         ------          ------
  Total fixed charges..............       560            603             613
  Dividends on preferred
   securities......................        --             41              47
                                       ------         ------          ------
    Total fixed charges and
     dividends on preferred
     securities....................    $  560         $  644          $  660
                                       ======         ======          ======
    Ratio of earnings to fixed
     charges.......................      2.40           2.55            2.54
                                       ======         ======          ======
    Ratio of earnings to combined
     fixed charges and preferred
     stock dividends...............      2.40           2.39            2.36
                                       ======         ======          ======


                                                   Nine Months Ended
                                                   September 30, 1995
                                     -------------------------------------------
                                     Historical   Pro Forma A(1)  Pro Forma B(2)
                                     ----------   --------------  --------------
Income before income tax expense
 and dividends on preferred
 securities........................    $  823(4)      $  841          $  860
Fixed charges deducted from income
  Interest expense.................       506            500             508
  Implicit interest in rents.......        14             14              14
                                       ------         ------          ------
    Total fixed charges deducted
     from income...................       520            514             522
                                       ------         ------          ------
    Earnings available for fixed
     charges.......................    $1,343         $1,355          $1,382
                                       ======         ======          ======
Fixed charges per above............    $  520         $  514          $  522
Capitalized interest relating to
 real estate operations............        13             13              13
                                       ------         ------          ------
  Total fixed charges..............       533            527             535
  Dividends on preferred
   securities......................        15             36              41
                                       ------         ------          ------
    Total fixed charges and
     dividends on preferred
     securities....................    $  548         $  563          $  576
                                       ======         ======          ======
    Ratio of earnings to fixed
     charges.......................      2.52           2.57            2.58
                                       ======         ======          ======
    Ratio of earnings to combined
     fixed charges and preferred
     stock dividends...............      2.45           2.41            2.40
                                       ======         ======          ======

------------------
(1) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's historical results, adjusted to reflect the impact of the acquisitions of American Franklin Company (AFC) on January 31, 1995, and a 40% interest in Western National Corporation on December 23, 1994, as if both had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference.

(2) The unaudited consolidated pro forma results for the year ended December 31, 1994, and for the nine months ended September 30, 1995, are based on American General's Pro Forma A results (see Note (1) above), adjusted to reflect the impact of the merger of the Independent Insurance Group, Inc. as if it had occurred on January 1, 1994. See American General's Current Report on Form 8-K dated November 13, 1995, incorporated herein by reference.

(3) Includes $172 million of realized investment losses primarily from the capital gains offset program. See "Management's Discussion and Analysis" within American General's Annual Report on Form 10-K for the year ended December 31, 1994, incorporated herein by reference.

(4) Includes eight months of operations for AFC, which was acquired January 31, 1995.